UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2018

CRYO CELL International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23386	22-3023093
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

700 Brooker Creek Boulevard, Oldsmar, Florida	34677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 749-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Entry into a Material Definitive Agreement.

See Item 5.02 below.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 13, 2018, Arthur Ellis and Brian Sheehy were appointed to the Board of Directors of Cryo-Cell International, Inc. (the “Company”). Messrs. Ellis and Mr. Sheehy will be compensated for Board services in the same manner as other non-employee members of the Board, as further described in the Company’s 2018 proxy statement.

Effective August 13, 2018, the Company entered into an agreement (the “Agreement”) with Messrs. Ellis and Sheehy pursuant to which, among other things, the Board of Directors of the Company agreed to take all necessary action to set the size of the Board at seven and appoint Messrs. Ellis and Sheehy to the Board and Messrs. Ellis and Sheehy agreed to resign from the Board if at any time thereafter they collectively own less than five percent of the shares of Common Stock of the Company. In addition, pursuant to the Agreement, during the Standstill Period (as defined in the Agreement), Messrs. Ellis and Sheehy agree, among other things, not to: (a) solicit proxies or written consents from the Company’s stockholders to vote in any manner that is not consistent with the Board’s recommendation; (b) encourage any person to vote or withhold his or her vote in any manner that is not consistent with the Board’s recommendation, or (c) present at any stockholder meeting any proposal for consideration of the stockholders or for the removal of any member of the Board. Additionally, during the Standstill Period, Messrs. Ellis and Sheehy agree, among other things, to vote their shares of Company common stock at each stockholders meeting: (a) for all of the persons nominated by the Board for election; (b) against the removal of any incumbent director of the Board unless such removal is recommended by the Board and (c) against the election of any person not nominated by the Board.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibits 10.1 and incorporated by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On August 13, 2018, the Company held its Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered the election of five directors, the ratification of the Company’s independent registered public accountants and the approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers in its proxy statement for shareholder consideration.

The final result of the stockholder vote was certified on August 13, 2018 and is as follows:

1.	To consider for election five individuals to the Company’s Board of Directors

Under plurality voting, the five nominees who received the most “FOR” votes were elected as directors. The Company’s stockholders elected the Board of Director’s five nominees: Harold Berger; David Portnoy; Mark Portnoy; George Gaines; and Jonathan Wheeler, M.D. as directors, each for a one-year term, as follows:

Harold Berger

For	3,978,677
Withhold	1,151,776
Broker non-votes	1,805,278

George Gaines

For	4,102,941
Withhold	1,027,512
Broker non-votes	1,805,278

David I. Portnoy

For	3,919,453
Withhold	1,211,000
Broker non-votes	1,805,278

Mark L. Portnoy

For	3,871,660
Withhold	1,258,793
Broker non-votes	1,805,278

Jonathan H. Wheeler, M.D.

For	3,905,823
Withhold	1,224,630
Broker non-votes	1,805,278

2.	The ratification of the appointment of Porter Keadle Moore LLC as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2018.

For	Against	Abstain	Broker Non-Vote
5,781,904	291,799	862,028	—

3.	The approval of the Company’s non-binding resolution regarding the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
3,247,161	1,870,332	12,960	1,805,278

Item 9.01.	Financial Statements and Exhibits.

Financial Statements of Businesses Acquired.	Not Applicable.
Pro Forma Financial Information	Not Applicable.
Shell Company Transactions	Not Applicable.

Exhibits.

Exhibit No.	Description

10.1	Agreement between the Company and Messrs. Ellis and Sheehy

99.1	Press Release, dated August 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cryo-Cell International, Inc.

DATE: August 16, 2018	By:	/s/ David Portnoy
David Portnoy
Chairman and Co-Chief Executive Officer